Exhibit 99.2

Knightscope News Release

November 21, 2024 5:01PM PT

Knightscope Announces Pricing of $12.1 Million Public Offering

MOUNTAIN VIEW, Calif., November 21, 2024 -- Knightscope, Inc. [Nasdaq: KSCP] (“Knightscope” or the “Company”), an innovator in robotics and artificial intelligence (“AI”) technologies focused on public safety, today announces the pricing of an underwritten public offering of 1,210,000 shares of its Class A common stock (or pre-funded warrants in lieu thereof) at a public offering price of $10.00 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The purchase price of each pre-funded warrant sold in the offering will be equal to the price at which a share of common stock is sold in the offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share. In connection with the offering, Knightscope has granted the underwriter a 30-day option to purchase an additional 181,500 shares of Class A common stock (or pre-funded warrants) from the Company at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about November 25, 2024, subject to customary closing conditions.

The gross proceeds of the offering are expected to be $12.1 million, excluding the exercise of the underwriter’s option, if any, of approximately $1.8 million, and excluding underwriting discounts and commissions and other offering-related expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital.

Titan Partners Group, a division of American Capital Partners, is acting as sole bookrunner for the offering.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-269493), which was previously filed with the Securities and Exchange Commission (“SEC”) and became effective on February 8, 2023. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov, copies of which may be obtained, for free by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, New York 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying base prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference into such preliminary prospectus supplement and the accompanying base prospectus, which provide more information about the Company and such offering. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This offering is being made only by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Knightscope

Knightscope builds cutting-edge technologies to improve public safety, and our long-term ambition is to make the United States of America the safest country in the world. Learn more about us at www.knightscope.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this press release and other communications include, but are not limited to, statements about the Company’s goals, profitability, growth, prospects, reduction of expenses, and outlook. Although Knightscope believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements, including the factors discussed under the heading “Risk Factors” in Knightscope’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and Knightscope does not undertake any duty to update any forward-looking statements, except as may be required by law.

Public Relations:

Stacy Stephens

Knightscope, Inc.

(650) 924-1025

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